Exhibit 99.1

RR Donnelley
Media Contacts: Doug Fitzgerald, Executive Vice President Marketing & Communications Tel: 630-322-6830 E-mail: doug.fitzgerald@rrd.com
Investor Contact: Dan Leib, Senior Vice President - Finance Tel: 312-326-7710 E-mail: dan.leib@rrd.com

Visant
John Sorensen, Vice President, Treasurer Tel: 914-595-8204 E-mail: john.sorensen@visant.net

RR DONNELLEY AND VISANT CORPORATION
ANNOUNCE THAT PREVIOUSLY ANNOUNCED
ACQUISITION OF VON HOFFMANN IS EXPECTED
TO CLOSE IN MID MAY

CHICAGO, IL and Armonk, NY — May 7, 2007 — R.R. Donnelley & Sons Company (NYSE: RRD) and Visant Corporation jointly announced today that the Federal Trade Commission has completed its investigation pursuant to its Request for Additional Information under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with Visant’s previously announced sale of Von Hoffmann Holdings Inc. (including its subsidiaries, Von Hoffmann Corporation and Anthology, Inc.) to R.R. Donnelley & Sons Company. The acquisition is expected to close on or about May 16th.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

About Visant

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling and educational publishing markets. For more information on Visant, please visit the company’s web site at www.visant.net.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s and Visant’s filings with the SEC. Each of RR Donnelley and Visant disclaims any obligation to update or revise any forward-looking statements.

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